Exhibit 10.1

SECOND SUPPLEMENTAL AGREEMENT

This Second Supplemental Agreement (the “Agreement”), dated as of November 16, 2015, is entered into by and between Medbox, Inc., a Nevada corporation (the “Company”) and the YA Global Master SPV, Ltd. (the “Purchaser”).

BACKGROUND

(A)	On August 20, 2015, the Company and the Purchaser entered into a Securities Purchase Agreement (as amended, modified, or supplemented from time to time, the “Securities Purchase Agreement II”), pursuant to which the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase from the Company, certain Debentures for an aggregate subscription amount of $1,500,000, on the terms and conditions set forth therein.

(B)	On August 24, 2015, at the First Closing, the Purchaser subscribed for $400,000 in Principal Amount of Debentures for a Subscription Amount of $400,000.

(C)	On September 18, 2015 the Company and the Purchaser entered into the first supplemental agreement to the Securities Purchase Agreement II pursuant to which, among other things, the parties (i) increased the Principal Amount of Debentures to be issued and sold to the Purchaser by $200,000, which were sold in two closings, the first one for $100,000 of Principal Amount of Debentures took place on September 18, 2015 and the second closing for $100,000 of Principal Amount of Debentures took place simultaneously with the Second Closing on October 28, 2015

(D)	Pursuant to the Securities Purchase Agreement II the Third Closing for $700,000 in Principal Amount of Debentures is to take place within two (2) days of the SEC Effective Date (as defined in Securities Purchase Agreement II), subject to the satisfaction of the closing conditions set forth therein.

(E)	The parties now wish to enter into this Agreement in order to split the Third Closing into five separate Closings as set forth herein.

AGREED TERMS

1.	Definitions and interpretation

1.1	Capitalized terms not otherwise defined herein shall have the meanings set forth in Securities Purchase Agreement II.

1.2	The definition of the terms “Debentures” and “Warrants” as used in Securities Purchase Agreement II shall be deemed to include the Debentures and Warrants, respectively, issued to the Purchaser hereunder.

2.	Modification to the closings

2.1	The purchase and sale of Debentures in the aggregate Principal Amount of $700,000 pursuant to the Third Closing shall be split into five Tranches (collectively, the “Modified Closings”) as follows:

(a)	a Tranche in the Principal Amount of $125,000 for a Subscription Amount of $125,000 shall be closed on the date hereof (the “First Modified Closing”), provided however, that each of the conditions set out in Section 2.4 hereof shall have been satisfied;

(b)	a Tranche in the Principal Amount of $125,000 for a Subscription Amount of $125,000 shall be closed on the earlier of November 23, 2015 or the SEC Effective Date (the “Second Modified Closing”), provided however, that each of the conditions set out in Section 2.4 hereof shall have been satisfied;

(c)	a Tranche in the Principal Amount of $125,000 for a Subscription Amount of $125,000 shall be closed on the earlier of November 30, 2015 or the SEC Effective Date (the “Third Modified Closing”), provided however, that each of the conditions set out in Section 2.4 hereof shall have been satisfied;

(d)	a Tranche in the Principal Amount of $125,000 for a Subscription Amount of $125,000 shall be closed on the earlier of December 7, 2015 or the SEC Effective Date (the “Fourth Modified Closing”), provided however, that each of the conditions set out in Section 2.4 hereof shall have been satisfied; and

(e)	a Tranche in the Principal Amount of $200,000 for a Subscription Amount of $200,000 shall be closed within 2 days of the SEC Effective Date (the “Fifth Modified Closing”), provided however, that each of the conditions set out in Section 2.4 hereof shall have been satisfied.

2.2

Closings. Upon the terms and subject to the conditions set forth herein and in Securities Purchase Agreement II, (i) on the Closing Date with respect to the First Modified Closing, the Company agrees to sell, and the Purchaser agrees to purchase, a Debenture with an aggregate Principal Amount of $125,000, for a Subscription Amount equal to $125,000, (ii) on the Closing Date with respect to the Second Modified Closing, the Company agrees to sell, and the Purchaser agrees to purchase, a Debenture with an aggregate Principal Amount of $125,000, for a Subscription Amount equal to $125,000, (iii) on the Closing Date with respect to the Third Modified Closing, the Company agrees to sell, and the Purchaser agrees to purchase, a Debenture with an aggregate Principal Amount of $125,000, for a Subscription Amount equal to $125,000, (iv) on the Closing Date with respect to the Fourth Modified Closing, the Company agrees to sell, and the Purchaser agrees to purchase, a Debenture with an aggregate Principal Amount of $125,000, for a Subscription Amount equal to $125,000, and (v) on the Closing Date with respect to the Fifth Modified Closing, the Company agrees to sell, and the Purchaser agrees to purchase, a Debenture with an aggregate Principal Amount of $200,000, for a Subscription Amount equal to $200,000. Each Closing shall occur at the offices of

Company Counsel or such other location as the parties shall mutually agree upon the satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 below for each such Closing. At each such Closing, the Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Purchaser’s Subscription Amount (less a commitment fee in the amount of 5% of the Principal Amount of the Debentures purchased at each Closing, payable as set forth in Section 5.2 of Securities Purchase Agreement II), and the Company shall deliver to the Purchaser its Debenture and Warrants, as determined pursuant to Section 2.3(a) below, and the Company and the Purchaser shall deliver the other items set forth in Section 2.3 below deliverable at such Closing.

2.3	Deliveries.

(a) On or prior to the Closing Date with respect to each of the Modified Closings (except as noted), the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)	as to the First Modified Closing, this Agreement duly executed by the Company;

(ii)	a Debenture with a principal amount equal to the Purchaser’s Principal Amount as to the applicable Closing, registered in the name of such Purchaser; and

(iii)	Warrants registered in the name of such Purchaser to purchase such number of Shares as is equal to the Purchaser’s Principal Amount as to the applicable Closing divided by the Reference Price, at an Exercise Price (as defined in the Warrants) equal to such Reference Price, and an expiration date 3 years from the issuance date of such Warrants.

(b) On or prior to the Closing Date with respect to each of the Modified Closings (except as noted), the Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)	as to the First Modified Closing, this Agreement duly executed by such Purchaser; and

(ii)	the Purchaser’s Subscription Amount (disbursed as set forth in the applicable Closing Statement) as to the applicable Closing by wire transfer to the account specified in writing by the Company.

2.4	Closing Conditions.

(a) The obligations of the Company hereunder in connection with each of the Modified Closings are subject to the following conditions being met:

(iii)	the accuracy in all material respects on the applicable Closing Date of the representations and warranties of the Purchaser contained herein and in Securities Purchase Agreement II (unless as of a specific date therein in which case they shall be accurate as of such date);

(iv)	all obligations, covenants and agreements of the Purchaser required to be performed herein and in Securities Purchase Agreement II at or prior to the applicable Closing Date shall have been performed; and

(v)	the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with each of the Modified Closings (except as noted) are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the applicable Closing Date of the representations and warranties of the Company contained herein and in Securities Purchase Agreement II (unless as of a specific date therein);

(ii)	all obligations, covenants and agreements of the Company required to be performed hereunder and in Securities Purchase Agreement II at or prior to the applicable Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv)	there is no existing Event of Default (as defined in the Debentures) and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default;

(v)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi)	from the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been and remain suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been and remain suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared and remain in place either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the applicable Closing; and

(vii)	with respect to the Fifth Modified Closing, the SEC Effective Date shall have occurred.

4.	Other Covenants and Waivers

4.1	Notwithstanding Section 4.8 of the Securities Purchase Agreement II, the Company shall use the proceeds from the Debentures to be issued and sold at the Modified Closings for working capital and general and administrative expenses of the Company.

4.2	The Company represents and warrants that as of the date hereof no Event of Default under the Transaction Documents exist. The Purchaser has not waived, is not by this Agreement waiving any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof, and the Purchaser reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Events of Default, which may be continuing on the date hereof or any Event of Default which may occur after the date hereof.

5.	Representations and warranties

5.1	The Company represents and warrants to the Purchaser as of the date of this Agreement that:

(a)	it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)	it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith;

(c)	the obligations assumed by the Company in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms; and

(d)	the Equity Conditions (as defined in the Debentures) (other than condition (c) and (e) set forth in the definition thereof) are met.

6.	Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.	Governing law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Securities Purchase Agreement II and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Second Supplemental Agreement to be signed by their duly authorized officers.

MEDBOX, INC.

By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	CEO

YA GLOBAL MASTER SPV, LTD.
By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	/s/ David Gonzalez
Name: David Gonzalez
	Title:	General Partner and Member